UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant ( )

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( )         Preliminary Proxy Statement
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(X)         Definitive Proxy Statement
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( )         Soliciting Material under §240.14a-12

HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEARTLAND EXPRESS, INC.
901 Heartland Way
North Liberty, Iowa 52317

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2026

Dear Fellow Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Heartland Express, Inc., a Nevada corporation ("Heartland Express," the "Company," "we," "us" or "our"), will be held at our headquarters, 901 Heartland Way, North Liberty, Iowa, 52317, at 8:00 a.m. Central Daylight Time, on Thursday, May 14, 2026, for the following purposes:

1.	To consider and act upon a proposal to elect seven (7) directors of the Company.
2.	Ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	To conduct an advisory, non-binding vote on the Company's executive compensation.
4.	To consider and vote upon a proposal to amend the Heartland Express, Inc. 2021 Restricted Stock Award Plan.
5.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 16, 2026, as the record date for the determination of stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to participate in the Annual Meeting or to vote your shares at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

To obtain directions to the Annual Meeting, please call Mr. Joshua S. Helmich at (319) 645-7060.

By Order of the Board of Directors,
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
April 2, 2026

PROXY STATEMENT

HEARTLAND EXPRESS, INC.
901 Heartland Way
North Liberty, Iowa 52317

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2026

GENERAL INFORMATION

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies from the stockholders of Heartland Express to be voted at the Annual Meeting, which will be held at our headquarters, 901 Heartland Way, North Liberty, Iowa 52317, Thursday, May 14, 2026, at 8:00 a.m. Central Daylight Time, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is April 2, 2026.

We are using the SEC's Notice and Access model ("Notice and Access") that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. A Notice of Availability of Proxy Materials (the "Notice") was first mailed on or about April 2, 2026, to stockholders of record at the close of business on March 16, 2026 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. The Proxy Statement, the proxy card, and our Annual Report for the year ended December 31, 2025 ("Annual Report") are first being made available to stockholders on or about April 2, 2026.

How to Read this Proxy Statement
This Proxy Statement contains the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2027 Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

PROXY STATEMENT
Why am I receiving this proxy statement?
Our Board of Directors (the "Board") has made available to you the Notice of Annual Meeting, this Proxy Statement, our Annual Report, proxy card, and voter instruction card (collectively, "Proxy Solicitation Materials") either on the Internet or by mail in connection with the Annual Meeting. The Company will bear all costs associated with this proxy solicitation. You are receiving this Proxy Statement because you owned shares of Heartland Express common stock at the close of business on the Record Date, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you participate in the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is Notice and Access and why did Heartland Express elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC.
Most of our stockholders have received the Notice in lieu of receiving a full set of Proxy Solicitation Materials in the mail. The Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.
Stockholders who received the Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?
•Election of directors
•Ratification of the independent registered public accounting firm for 2026
•An advisory, non-binding vote, on executive compensation
•Amendment to the 2021 Restricted Stock Award Plan

How do I vote?
You can vote either at the Annual Meeting or by proxy. We urge you to vote by proxy even if you plan to participate in the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you participate in the meeting, you may vote at the meeting and your prior proxy will not be counted.
To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.
Stockholders voting by proxy may use one of the following three options:
•fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;
•vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or
•vote by telephone prior to the Annual Meeting (if available, instructions are on the voter instruction form, proxy card, or Notice).
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.
The telephone and Internet voting facilities for stockholders to vote prior to the Annual Meeting will close at 11:59 p.m. Eastern Daylight Time on May 13, 2026. If you vote by telephone or over the Internet prior to the Annual Meeting, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.
Can I change my proxy vote?
Yes. Any stockholder giving a proxy vote has the power to revoke it at any time before it is exercised by:
•revoking it by written notice to Mr. Joshua S. Helmich, our Secretary, at the address on the cover of this Proxy Statement;
•delivering a later-dated proxy (including a telephone or Internet vote); or
•voting in person at the meeting.
If you hold your shares in "street name," please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of Heartland Express common stock that you owned at the close of business on March 16, 2026.
How many shares are entitled to vote?
There were 77,462,272 shares of Heartland Express common stock outstanding and 31,250 shares granted, but not vested, under the Heartland Express, Inc. 2021 Restricted Stock Award Plan (the “Restricted Stock Award Plan”) as of the Record Date that are entitled to vote at the meeting. Each share is entitled to one vote. We have no other class of stock outstanding. There is no cumulative voting.
How many votes must be present to hold the meeting?
In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if forty percent (40%) of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

How many votes are needed for the proposals to pass and how are votes tabulated?
The election of directors (Proposal 1) requires an affirmative vote of a plurality of the votes cast, which means that with respect to Proposal 1, the seven director nominees receiving the highest number of votes for their election will be elected. The ratification of our independent registered public accounting firm for 2026 (Proposal 2), the vote on executive compensation (Proposal 3), and the vote on the Restricted Stock Award Plan amendments (Proposal 4) will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), and no direction is specified on your proxy card, the proxy will be voted "For" Proposals 1, 2, 3 and 4, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. With respect to the vote on executive compensation (Proposal 3) this vote is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program.

A vote to "abstain" on the election of directors will have no effect on the outcome. A vote to "abstain" on the other proposals will also have no effect on the outcome.

If you vote "abstain," your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.
What if I don't return my proxy card and don't participate in the Annual Meeting?
If you are a holder of record and you do not vote your shares, your shares will not be voted.
If you hold your shares in "street name," and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, the advisory approval of executive compensation, and the approval of the Restricted Stock Award Plan amendments.
For the proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered "broker non-votes" and will not be counted in determining the outcome of the vote. "Broker non-votes" will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

ANNUAL REPORT
Will I receive a copy of the Heartland Express Annual Report?
The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2025 Annual Report to Stockholders that was made available on or about April 2, 2026, together with the Notice, to all stockholders of record as of the Record Date. A copy of our 2025 Annual Report is available free of charge on the "Investors" section of our corporate website at www.heartlandexpress.com. The information on our corporate website is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC. Except to the extent it is incorporated by specific reference, our 2025 Annual Report is not incorporated into this Proxy Statement and is not considered to be part of the Proxy Solicitation Materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors to serve on the Board until the 2027 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee of the Board, our Board has nominated for election as directors the following seven individuals, each of whom is presently serving as a director, except for Mr. David P. Spalding: Mr. Michael J. Gerdin, Mr. James G. Pratt, Ms. Brenda S. Neville, Mr. David P. Millis, Dr. Brenda M. Lantz, Ms. Amanda M. Hupfeld, and Mr. David P. Spalding. Dr. Benjamin J. Allen informed the Company that he will not stand for re-election to the Company Board at the Company’s 2026 Annual Meeting of stockholders. Dr. Allen has been a member of the Board since 1995 and will continue to serve as a member of the Board until the 2026 Annual Meeting. Dr. Allen also serves as Chairperson of the Compensation Committee and a member of the Audit and Risk Committee. Dr. Allen’s decision not to stand for re-election to the Board was not a result of any disagreement with the Company pertaining to the Company’s operations, policies or practices.

Information Concerning Directors

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the nominees for directors is set forth below.

NAME	AGE	POSITION	DIRECTOR SINCE
Mr. Michael J. Gerdin	56	Chairman of the Board, Chief Executive Officer, President and Director	1996
Mr. James G. Pratt	77	Director	2006
Ms. Brenda S. Neville	63	Director	2017
Mr. David P. Millis	65	Director and Millis Transfer President	2020
Dr. Brenda M. Lantz	57	Director	2023
Ms. Amanda M. Hupfeld	52	Director	2025
Mr. David P. Spalding	71	Nominee for Director	-

Director Qualifications
NAME	Mr. Michael J. Gerdin	Mr. James G. Pratt	Ms. Brenda S. Neville	Mr. David P. Millis	Dr. Brenda M. Lantz	Ms. Amanda M. Hupfeld	Mr. David P. Spalding
Qualification:
Public Company Officer or Key Employee	X	X		X		X
Financial Reporting		X	X	X		X	X
Industry	X	X	X	X	X
Environmental			X
Risk Management		X	X	X	X	X
Information Security		X	X	X		X
Governance	X	X	X	X	X	X	X

Mr. Michael J. Gerdin has served as Chief Executive Officer and Chairman of the Board since 2011. Mr. Gerdin does not serve on any committees of the Board. He was appointed President in 2006. Mr. Gerdin served as the Company's Vice President of Regional Operations from 2001 until 2006. From 1998 to 2001, he was President of A & M Express, Inc., a wholly-owned subsidiary of the Company. From 1983 until 1998, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, maintenance and driver recruiting departments. Mr. Gerdin previously served on the Board of Directors of the Iowa Motor Truck Association, an educational and advocacy group for the trucking industry. Mr. Gerdin served as a director of West Bancorporation and West Bank, a wholly owned subsidiary of West Bancorporation, Inc., from 2013 to 2023. Mr. Gerdin serves on the Iowa State University College of Business Dean's Advisory Council. Under his leadership as CEO the Company has grown from $529 million in annual revenue to $806 million. The selection of Mr. Gerdin was based upon, among other things, his 42 years of industry experience and expertise, in addition to his exemplary leadership during a period of growth and in all roles in which he has served as an employee and director of the Company.

Mr. James G. Pratt has served as a director since 2006 and is Chairperson of the Audit and Risk Committee and is Vice Chairperson of the Compensation Committee. Mr. Pratt retired in 2012 after 30 years of employment with Hills Bank and Trust Company, a bank providing consumer and commercial services, with several branches in Iowa, and Hills Bancorporation, the holding company for Hills Bank and Trust Company. Prior to his retirement, Mr. Pratt served as the Senior Vice President and Chief Financial Officer of Hills Bank and Trust Company in Hills, Iowa, positions he held since 1986. In addition, he served as the Treasurer of Hills Bancorporation, an SEC reporting one-bank holding company with over $2 billion in assets, since 1983, and Secretary of Hills Bancorporation since 2004. Mr. Pratt is an inactive holder of the certified public accountant certification. Before joining Hills Bank and Trust Company in 1982 he was employed by Ernst & Ernst, now Ernst & Young (a professional services company), and McGladrey & Pullen, now RSM (an accounting and consulting firm). Mr. Pratt brings to our Board extensive knowledge of finance, as well as significant experience in the oversight of the operations of a successful and disciplined banking enterprise. He makes a highly valuable contribution to the oversight of risk management and financial matters. Mr. Pratt has made significant contributions to the Audit and Risk Committee in his leadership role as its Chair.

Ms. Brenda S. Neville has served as a director since 2017 and is Chairperson of the Nominating and Governance Committee. Ms. Neville is the President and Chief Executive Officer of the Iowa Motor Truck Association (IMTA). Prior to being named President of IMTA in 2008, Ms. Neville was named Vice President and retained the position for 12 years. In the 39 years that Ms. Neville has been with IMTA she has been a strong advocate for Iowa's trucking industry both on the state and national level, as well as providing assistance and expertise in public policy development and trucking industry specific research. IMTA is a statewide trade association that is headquartered in Des Moines, Iowa and represents approximately 700 member companies, as well as a number of different divisions that are affiliated with the trucking, towing and transportation industry. Ms. Neville is a current board member of Trucking Association Executive Council (TAEC)/Federation of the American Trucking Associations (ATA), advisory member for Iowa Freight Management Council and a committee member on the ATA Technology & Engineering Policy, ATA Automated Trucking Policy, ATA Image & Communications, and ATA Nominating and Bylaws Committees. Ms. Neville is a 1985 graduate of University of Northern Iowa with a B.S. in Business/Marketing. Ms. Neville also holds a Certification in Institutes of Organizational Management (IOM) from University of Oklahoma/US Chamber of Commerce and a Certification in Association Management (CAE) both of which she obtained in 1993. Ms. Neville's qualifications to serve on our Board include her extensive background as an advocate for the trucking industry both at a state and national level, as well as her experience in the oversight of the operations of a non-profit trade association promoting the success of the trucking industry.

Mr. David P. Millis has served as a director since 2020. Mr. Millis is an employee director of the Company. Mr. Millis does not serve on any committees of the Board. Mr. Millis is the President of Millis Transfer, LLC ("Millis Transfer") a subsidiary of the Company, where over the last 50+ years he has worked in nearly every area of the organization, from truck wash to President. He has held top leadership roles focused on Accounting/Finance, Administration, and Operations before being named President in 1992. Mr. Millis is a third generation family member to lead Millis Transfer. The selection of Mr. Millis to serve as a director was based upon, among other things, his significant industry knowledge and expertise that we believe strengthens and expands the expertise of the Board.

Dr. Brenda M. Lantz has served as a director since 2023 and is Vice Chairperson of the Nominating and Governance Committee and is a member of the Compensation Committee. Dr. Lantz is the Associate Director of North Dakota State University's Upper Great Plains Transportation Institute (the "UGPTI") as well as the Program Director for the Commercial Vehicle Safety Center (the "CVSC") at UGPTI. As Associate Director, Dr. Lantz, helps lead the UGPTI’s research, education, and outreach activities. She assists in managing and promoting the institute while working to improve coordination among the institute’s centers and encouraging synergy among staff. As Program Director of the CVSC, Dr. Lantz serves as a point of contact for universities, law enforcement, and other agencies seeking assistance to establish partnerships to improve commercial vehicle safety in the U.S. Western region. She also conducts safety-related research and analysis. Dr. Lantz holds a Master’s degree in Statistics from North Dakota State University, and a Ph.D. in Business Administration, Supply Chain and Information Systems, from the Pennsylvania State University. She has more than 32 years of experience in transportation research, primarily in the commercial vehicle safety field, and has worked extensively with both government and private industry agencies. Dr. Lantz's qualifications to serve on our Board include her extensive leadership background as an advocate for commercial vehicle safety, including safety-related research and analysis, education and outreach.

Ms. Amanda M. Hupfeld has served as a director since May 2025 and and is Vice Chairperson of the Audit and Risk Committee and is a member of the Nominating and Governance Committee. Ms. Hupfeld is the Chief Financial Officer of LimoLink Incorporated, a worldwide chauffeured transportation services organization. Ms. Hupfeld has served as LimoLink Chief Financial Officer since 2007 and has been a director of LimoLink since 2009. Ms. Hupfeld's experience includes all aspects of the day-to-day corporate management with a focus on both short-term and long-term strategic planning. Her responsibilities include the oversight of financial reporting, budgeting, risk management, information technology and tax compliance. Ms. Hupfeld is a director and audit committee chairperson of F&M Bank, a regional bank with branch locations in

Iowa and Minnesota. Prior to joining LimoLink, Ms. Hupfeld worked for McLeod USA where she held progressive accounting roles from 2001-2007, culminating in Corporate Controller. While at McLeod USA Ms. Hupfeld was responsible for the preparation of SEC filings along with the oversight of the financial statement audits including coordination with external auditors. Ms. Hupfeld was employed by PricewaterhouseCoopers, LLP from 1996 to 2001 as a certified public accountant. Ms. Hupfeld's qualifications to serve on our Board include her previous experience as a certified public accountant in public accounting followed by expansive financial leadership experience inclusive of financial reporting oversight for public and private companies along with various progressive leadership roles including being an executive officer.

Mr. David P. Spalding is presented as a nominee to serve as a director. Mr. Spalding joined Iowa State University as the fifth Dean of the Debbie and Jerry Ivy College of Business in August 2013 and retired from that position in June 2025. In addition, he served as the Vice President for Economic Development and Industry Relations starting in July 2018 and continues to serve in that role. At Iowa State, Mr. Spalding also served as Interim Senior Vice President Operations and Finance from July to September 2024 and Interim President from January to February 2026. Before arriving at Iowa State in August 2013, he served for eight years at Dartmouth College in Hanover, New Hampshire. Most recently, Mr. Spalding served as Senior Vice President and Senior Advisor to Dartmouth’s President. Before Dartmouth, he had a 29-year career in finance in New York City. He was most recently Vice Chairman of The Cypress Group LLC, a private equity firm that he co-founded and co-managed. He has served on a variety of corporate and nonprofit boards over his career, including 18 years on the board of Lear Corporation, a Fortune 250 company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings and Director Compensation

The Board held a total of six meetings during the last fiscal year. Each of the then-current directors attended 100% of the meetings of the Board. Committee members attended 100% of the meetings held by all of the committees of the Board of which each such director is a member. We have no formal policy regarding attendance by its directors at annual meetings of stockholders. All of our then-current directors attended the 2025 Annual Meeting.

Independent Directors

Of the seven members currently serving on the Board, the Board has determined that Dr. Benjamin J. Allen, Mr. James G. Pratt, Ms. Brenda S. Neville, Dr. Brenda M. Lantz, and Ms. Amanda M. Hupfeld are "independent directors" as defined in the applicable NASDAQ Stock Market ("NASDAQ") listing standards and also meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules. If elected to the Board, nominee Mr. David P. Spalding also would be an “independent director” as defined in the applicable NASDAQ listing standards and would meet the additional independence standards and other requirements for audit committee membership set forth by NASDAQ and SEC rules.

The Board uses the independence standards set forth in the NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for determining whether a director is independent.

Board Leadership Structure

Mr. Michael J. Gerdin serves as our Chief Executive Officer and Chairman of the Board. Mr. Gerdin is the direct link between senior management and the Board and provides critical insight and perspective to the Board, as well as feedback to senior management, based on his substantial experience in the industry and his direct involvement with the Company's daily operations. Mr. Gerdin, our Chief Operating Decision Maker ("CODM"), is involved in the day-to-day operations and has provided consistent leadership of key strategic objectives in his past and current positions. Historically, the Board has believed that given the size of the Company, the combination of the Chief Executive Officer and Chairman of the Board positions was the most appropriate and suitable structure for proper and efficient Board functioning and communication. The Board has determined that the continued combination of these roles, balanced by our majority independent Board, fully independent Board committees, and other strong governance practices, continues to be appropriate. Mr. Gerdin's long-tenured service to the Company, combined with his large beneficial stockholdings, demonstrate to our stockholders Mr. Gerdin’s commitment to our growth and success.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. In its risk oversight role, our Board considers and confers with management, including our CODM, about our current risk administration and any emerging risks. Typically, management identifies, measures, and analyzes risks inherent to our business, operations, and industry. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The Board addresses this responsibility as part of its periodic Board Meetings, including with outside advisors as appropriate. The primary areas of risk assessment include financial and accounting risk, legal and compliance risk, risks relating to technology and cybersecurity, operational and strategic risk, and regulatory compliance risks. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk. The Board has designated the Audit and Risk Committee as the committee responsible for risk management, and receives reports from the Audit and Risk Committee on particular areas of concern at our periodic Board meetings. The Audit and Risk Committee particularly focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent registered public accounting firm. The Audit and Risk Committee also participates in an annual risk assessment process with management, and may recommend that the Board assign responsibility for particular risks to other Board committees. The Company does not have a Chief Compliance Officer, however the Audit and Risk Committee has primary responsibilities for reviewing the risks facing the Company and for the effectiveness of the Company's system for monitoring compliance with laws, regulations, and the Company's business conduct polices, and oversees management's investigation and follow-up on any fraudulent acts, accounting irregularities, or compliance issues as part of the annual risk assessment with Company management. In addition, the Audit and Risk Committee Chair reviews the internal control testing results with management on a quarterly basis. Finally, the Compensation Committee reviews any risks associated with the Company’s compensation design and practices.

The Board is focused on the Company's corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. All of the members of the Board's Audit and Risk, Compensation, and Nominating and Governance Committees are independent directors. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

As required by SEC rules, we have assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and we have concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Committees of the Board and Other Corporate Governance Matters

The Board has a standing Audit and Risk Committee, Compensation Committee, and Nominating and Governance Committee. All three committees are composed entirely of independent directors.

Audit and Risk Committee. The Audit and Risk Committee presently consists of Mr. James G. Pratt (Chairperson), Ms. Amanda M. Hupfeld (Vice Chairperson), and Dr. Benjamin J. Allen, all of whom satisfy the independence and audit committee membership criteria of NASDAQ. Two of the three members of the committee qualify as an "audit committee financial expert". If Mr. Spalding is elected to the Board, he would be appointed to the Audit and Risk Committee. The Board has designated Mr. James G. Pratt as the Company's "audit committee financial expert," as defined by the SEC and NASDAQ rules. The Audit and Risk Committee's primary duties include maintaining communication between the Board, our independent registered public accounting firm and our executive officers and accounting personnel with respect to financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit and Risk Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with management, our independent registered public accounting firm, and, when appropriate, our securities counsel. The Audit and Risk Committee is the committee responsible for risk management as described in Risk Oversight in this Proxy Statement, including risks surrounding technology and cybersecurity, and oversight of internal controls and reporting systems. The Board has adopted a charter for the Audit and Risk Committee, which sets forth the purpose and responsibilities of the Audit and Risk Committee in detail. A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com. The Audit and Risk Committee met fourteen times during fiscal year 2025. Either the Audit and Risk Committee or the Audit and Risk Committee Chairperson also met with representatives of the independent registered public accounting firm without management or other persons present thirteen times during 2025.

Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairperson), Mr. James G. Pratt (Vice Chairperson), and Dr. Brenda M. Lantz, all of whom satisfy the independence criteria of NASDAQ. In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations. Specifically, each member of the Compensation Committee (i) is independent under NASDAQ Rule 5605(a)(2), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship which would impair each respective member's judgment as a member of the Compensation Committee. In 2025, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company, assess any risks relating to the Company's compensation design and practices, and to periodically make salary recommendations to the Board or approve compensation changes for all Named Executive Officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in detail. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate. A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com. The Compensation Committee met twice during fiscal year 2025. A description of the functions of the Compensation Committee is included in "Compensation Discussion and Analysis - Overview."

Nominating and Governance Committee. The Nominating and Governance Committee presently consists of Ms. Brenda S. Neville (Chairperson), Dr. Brenda M. Lantz (Vice Chairperson), and Ms. Amanda M. Hupfeld, all of whom satisfy the independence criteria of NASDAQ. The primary responsibilities of the Nominating and Governance Committee are to identify and recommend to the Board for nomination individuals qualified to serve as directors and monitor the Board composition to ensure the needs of the Board are met by current members. The Nominating and Governance Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, and other expertise. With regard to specific qualities and skills, the Nominating and Governance Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board that is identified to serve on the Audit and Risk Committee, has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an “audit committee financial expert” within the meaning of applicable SEC and NASDAQ rules. The Nominating and Governance Committee met ten times during fiscal year 2025.

The Board has adopted a charter for the Nominating and Governance Committee, which sets forth the duties and responsibilities of the Nominating and Governance Committee and grants the authority necessary to perform its oversight responsibility.

Corporate governance oversight responsibilities include:

•monitoring corporate governance trends and best practices;
•annually reviewing the makeup of the Board to assure appropriate skills and backgrounds are represented;
•reassessing the governance structure and policies;
•developing meeting schedules and planning board activities; and
•reviewing meeting attendance.

Nominating oversight responsibilities include:

•assisting the Board by identifying, screening, and recommending qualified candidates to serve as directors of the Company;
•considering the diversity of the Board and seeking out diverse candidates when searching for director nominees;
•advising the Board with respect to the size, structure, composition, and procedures of each Board committee;
•adopting and revising, from time to time, corporate governance guidelines applicable to the Company; and
•serving in an advisory capacity to the Board on matters of organization and the conduct of Board activities.

Membership on the Nominating and Governance Committee is limited to directors that are independent as defined under the listing standards of NASDAQ and free of any relationship or affiliation with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company that, in the Board’s discretion, would interfere with a member’s independent judgment. Members must be a “nonemployee director” as defined in Section 16 of the Exchange Act.

A copy of the charter is available on the "Investors" section of our website at www.heartlandexpress.com.

It is generally the policy of the Nominating and Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are consistent with the guidelines discussed above and timely received. Such recommendations must be received by the Secretary of the Company at 901 Heartland Way, North Liberty, Iowa 52317, for consideration by the Nominating and Governance Committee at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior year's Annual Meeting, December 3, 2026, for director candidates to be considered for nomination for election at the 2027 Annual Meeting. In addition, any stockholder director nominee recommendation must include the following information:

•the proposed nominee's name, qualifications, and the reason for such recommendation;
•any diversity information about the proposed nominee the stockholder(s) desire to provide;
•the name and record address of the stockholder(s) proposing such nominee;
•the number of shares of our common stock that are beneficially owned by such stockholder(s); and
•a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company including any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information with detail equivalent to that required of all other director candidates.

Human Rights Mission. The Board has adopted a "Human Rights Mission". This document portrays our commitment to human rights through anti-discrimination and anti-harassment policies, reinforcing advancement through qualifications, performance, skills, and experience, workplace safety and health, and prohibitions on forced labor and human trafficking. Heartland's human rights efforts are endorsed and overseen by senior management throughout the Company.

Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 901 Heartland Way, North Liberty, Iowa 52317. The Secretary will forward all such written communications to the director to whom it is addressed.

Code of Ethics. The Board has adopted a code of ethics known as the "Code of Business Conduct and Ethics" that applies to all of our employees including the principal executive officer, principal financial officer, controller, and persons performing similar functions. In addition, we have adopted a code of ethics known as "Code of Ethics for Senior Financial Officers" that applies to our senior financial officers, including our chief executive officer, chief financial officer and treasurer, controller, and other senior financial officers performing similar functions who have been identified by the chief executive officer. Such code constitutes a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.

Anti-Corruption. The Board has also adopted an "Anti-Corruption Policy". This document portrays our commitment to conducting our business in accordance with applicable laws, rules and regulations and the highest standards of business conduct. In all of its operations, the Company seeks to avoid even the appearance of impropriety with respect to the actions of any of its officers, directors, employees, agents or representatives. This policy prohibits corrupt payments in all circumstances, whether in dealings with government officials or individuals in the private sector.

Environmental and Sustainability. The Board has also adopted an "Environmental and Sustainability Mission". This document portrays our commitment to the environment and sustainability through our long track record of successful business practices. Through maintaining young tractor fleet age, equipment designs, equipment replacement strategies, idle reduction techniques, battery usage, and practices at each of our terminals, including water recycling and green heating and cooling initiatives at our corporate headquarters, we are focused on reducing waste and conserving energy. Our sustainability efforts are endorsed and overseen by senior management throughout the Company. Our efforts have been recognized by the U.S. EPA SmartWay Excellence Award seven times.

Clawback Policy. Our Clawback Policy covers our current and former officers subject to Section 16 of the Exchange Act and any other senior executive otherwise designated by the Compensation Committee or the Board, including all of our Named Executive Officers (each a “Covered Executive”). Under the Clawback Policy, the Board must seek recovery of any erroneously awarded incentive-based compensation received by current and former officers subject to Section 16 of the Exchange Act in the event of a required accounting restatement of the Company’s financial results.

Additionally, the Clawback Policy permits the Board to seek recovery of equity compensation, severance compensation, and cash incentive-based compensation previously paid to a Covered Executive if the Board determines that (i) the Company is required to undertake an accounting restatement due to the Company’s material noncompliance, as a result of misconduct by a Covered Executive, with any financial reporting requirement under the U.S. federal securities laws, (ii) a Covered Executive engages in misconduct, or (iii) a Covered Executive breaches in any material respect a restrictive covenant set forth in any agreement between the Covered Executive and the Company, including but not limited to, a breach in any material respect of a confidentiality provision.

Anti-Hedging and Pledging Policy. Our anti-hedging and pledging policy prohibits our directors, CEO, CFO, and all other persons subject to the reporting requirements of Section 16 of the Exchange Act (including our other Named Executive Officers), from (i) hedging their ownership positions in our Common Stock (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards, and futures), (ii) pledging our Common Stock as collateral for loans, and (iii) purchasing our Common Stock on margin. There is no hardship exception to our anti-hedging and pledging policy.

The Human Rights Mission, Code of Ethics, Anti-Corruption Policy, Environmental and Sustainability Mission, Clawback Policy, and Anti-Hedging and Pledging Policy are part of the "Heartland Express Governance Structure & Policies" available on our website at www.heartlandexpress.com (and in print to any stockholder who requests them).

Insider Trading Policy. The Company has an insider trading policy governing the purchase, sale, gifting, and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. In addition to our insider trading policy, the Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards applicable to the Company.

Stock Ownership and Holding Guidelines. We have stock ownership and holding guidelines to more fully align the interests of our non-employee directors and Named Executive Officers with those of our stockholders. The guidelines are designed to require our non-employee directors and Named Executive Officers to build or maintain certain stock ownership over time through the retention of equity grants. The non-employee director stock ownership guidelines require directors to own a multiple of three times the annual cash retainer for Board service. The Named Executive Officer stock ownership guidelines require the Chief Executive Officer to own a multiple of five times base salary while the other Named Executive Officers have required stock ownership of a multiple of one times base salary.

Equity Grant Practices. Although we have not adopted a formal policy pertaining to the timing of stock grants to our named executive officers and directors, it is our practice not to time the grant of equity awards in relation to the release of material non-public information. Similarly, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation Committee Interlocks and Insider Participation

In 2025, our Compensation Committee was comprised of Dr. Benjamin J. Allen (Chairperson), Mr. James G. Pratt (Vice Chairperson), and Dr. Brenda M. Lantz. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. During 2025, none of our executive officers served as a member of the compensation committee (or other committee performing equivalent functions) of any entity, one of whose executive officers served on our Compensation Committee or as a director of the Company.

All compensation decisions affecting our executive officers are approved by the Compensation Committee of the Board. The Committee deliberates and votes upon the compensation to be paid to each of the current Named Executive Officers. The Committee receives recommendations from the Chief Executive Officer regarding the compensation of our Named Executive Officers (other than the Chief Executive Officer).

Compensation Committee Report

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report of the Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of Heartland Express, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and that the information contained in this report be incorporated by reference into the Heartland Express, Inc. Annual Report on Form 10-K for the year ended December 31, 2025.

By the Members of the Compensation Committee:
Dr. Benjamin J. Allen (Chairperson)
James G. Pratt (Vice Chairperson)
Dr. Brenda M. Lantz

Executive Officers

For the year ended December 31, 2025, our named executive officers (collectively, the “Named Executive Officers” or “NEOs”) were as follows:

2025 NAMED EXECUTIVE OFFICERS
NAME	AGE	POSITION
Mr. Michael J. Gerdin	56	Chairman of the Board, Chief Executive Officer, President, and Director
Mr. Christopher A. Strain	51	Vice President of Finance, Treasurer, and Chief Financial Officer
Mr. Kent D. Rigdon	62	Chief Operating Officer
Mr. David P. Millis	65	Director and Millis Transfer President
Mr. Joshua S. Helmich	50	Chief Administrative Officer and Secretary

Set forth below is biographical information regarding our current executive officers, other than Mr. Michael J. Gerdin and Mr. David P. Millis, whose biographical information is set forth in "Proposal 1 - Election of Directors."

Mr. Christopher A. Strain, age 51, has served as our Vice President of Finance, Treasurer, and Chief Financial Officer since November 2017. From May 2015 to October 2017 he served as Vice President, Controller, and Secretary. He held the position of Secretary from November 2017 to May 2020. Mr. Strain has served in our accounting and finance department since 2007. Prior to joining the Company, Mr. Strain was employed by Deloitte & Touche, LLP, from 1997 to 2007 as a certified public accountant. Mr. Strain is currently an inactive holder of the certified public accountant certification.

Mr. Kent D. Rigdon, age 62, has served as our Chief Operating Officer since July 2022. From May 2014 to June 2022 he served as Vice President of Sales. Mr. Rigdon has served in the Operations and Sales departments since 2002. Including experience with another company, Mr. Rigdon has 36 years of experience in the transportation industry.

Mr. Joshua S. Helmich, age 50, has served as Chief Administrative Officer and Secretary since January 2026. Mr. Helmich was Secretary of Heartland Express and Senior Vice President and Chief Financial Officer of Contract Freighters, Inc. ("CFI") from December 2023 to December 2025. Prior to his role at CFI, Mr. Helmich served as Vice President, Controller, and Secretary of Heartland Express from May 2020 to December 2023. Mr. Helmich was our Vice President and Controller from May 2018 to May 2020. Mr. Helmich has served in our accounting and finance department since 2015. Prior to joining the Company, Mr. Helmich was employed by Target from 2003 to 2015. Mr. Helmich was employed by Deloitte & Touche, LLP, from 1999 to 2003 as a certified public accountant. Mr. Helmich is currently an inactive holder of the certified public accountant certification.

Mr. K. Eric Eickman, age 54, has served as Vice President of Information Technology since November 2016. Mr. Eickman has served in various departments in the Company since 1995. Mr. Eickman is currently an inactive holder of the certified public accountant certification.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview

We have historically been one of the most profitable, least leveraged, and best safety and service companies in our industry. The challenging freight environment during the last three years, combined with the May 31, 2022 acquisition of Smith Transport, Inc. ("Smith Transport") and August 31, 2022 acquisition of Contract Freighters, Inc. ("CFI"), have pressured our financial results to a level below our historical results and management expectations, and also resulted in the incurrence of debt. However, the acquisitions have also allowed us to deliver $805.7 million and $1.0 billion of operating revenues during 2025 and 2024, a significant increase from $607.0 million in 2021. Our safety and service have allowed us to build solid, long-term relationships with our customers, which has yielded numerous customer service and safety awards. We have accomplished this while adhering to a conservative compensation philosophy compared to the general group of public truckload carriers and hiring executives that are motivated to continue these achievements. The following are highlights of our compensation practices and policies:

•conservative pay policy limiting compensation features which could incentivize undue risk;
•double trigger change in control provisions in the Restricted Stock Award Plan;
•anti-hedging and pledging policy;
•annual say-on-pay votes by stockholders;
•a low CEO pay ratio;
•CEO compensation consists primarily of salary given the alignment with stockholders' interests through his significant stock ownership;
•appropriate balance of compensation to discourage short-term risk taking at the expense of long-term results;
•conservative use of equity grants;
•significant stock ownership and holding guidelines for Named Executive Officers;
•no employment contracts with Named Executive Officers;
•no severance obligations to Named Executive Officers;
•no tax gross-ups on any components of compensation; and
•no re-pricing or back-dating of stock options or similar awards.

The Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the general executive compensation policies, including making recommendations to the Board regarding salary, bonus, and incentive compensation. The Compensation Committee consists of three directors, all of whom are independent under applicable NASDAQ and SEC rules. The Compensation Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to reporting or ratification by the Compensation Committee as it shall direct. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of our Named Executive Officers (other than the Chief Executive Officer).

Our executive compensation policies are designed to achieve our primary objectives:

•attract and retain well-qualified executives who will lead us and inspire superior     performance;
•provide incentives for achievement of foundational company goals and individual performance;
•provide incentives to align management actions with achievement of long-term stockholder return and value creation through profitable growth; and
•reward executive officers for creation of stockholder value through profitable growth and value creation with consideration of individual performance and years of contributions.

Elements of Compensation

The components of compensation are intended to accomplish one or more of the compensation objectives discussed above. We have traditionally relied on base salaries as the primary source of compensation because it provides our Named Executive Officers with stability, allowing them to focus on business objectives and creating stockholder value. Equity–based incentives have been utilized periodically and are discretionary. The payment of such elements is based upon the economic environment and the company operating results. We do not implement compensation elements for the Named Executive Officers and all other employees that would create incentives to take undue risks. We have traditionally hired self-motivated employees who are driven by the successes and achievements of the organization.

Base Salary and Benefits. Pursuant to the objectives of attracting and retaining officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation and reward Named Executive Officers for the

Company's performance. The Compensation Committee considers each officer's performance, current compensation, and responsibilities in setting each officer's base salary. Historically, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and Iowa-headquartered publicly traded companies outside of the transportation industry of similar size and market capitalization. The Compensation Committee has established a defined peer group for compensation purposes, including evaluating Chief Executive Officer and Chief Financial Officer compensation. The Compensation Committee uses the peer group companies as reference points in its overall assessment of the competitiveness of our executives' salaries and total compensation based upon framework, design and total compensation within the peer group. However, the Compensation Committee does not set compensation elements to meet specific benchmarks as compared to the peer group companies. The peer group is made up of six publicly traded truckload carriers with revenues ranging from approximately $0.6 billion to $7.5 billion. The companies were selected for inclusion in our peer group based on their business profiles being similar to ours. We believe we compete with these and other similar companies for executive talent and stockholder investments. The companies in our peer group consist of the following (collectively, the “Peer Group”):

•Covenant Logistics Group, Inc.
•Knight-Swift Transportation Holdings Inc.
•Marten Transport, Ltd.
•PAMT Corp.
•Schneider National, Inc.
•Werner Enterprises, Inc.

Long-Term Equity-Based Incentives. A portion of potential compensation is also linked to company performance through equity-based compensation awards, historically in the form of restricted stock awards, which are granted from time to time. Participants in the equity plans have historically included the Named Executive Officers and other key personnel. At the 2021 Annual Meeting of Stockholders, the Restricted Stock Award Plan was approved by over 99% of the votes cast. The Restricted Stock Award Plan allows the Compensation Committee to grant equity awards to our employees and Directors, except for the immediate family members of Ms. Ann S. Gerdin, the widow of the late Mr. Russell A. Gerdin. The Restricted Stock Award Plan also includes double trigger change in control provisions. In Proposal 4, we are asking stockholders to approve amendments to the Restricted Stock Award Plan to increase the number of shares of common stock available for issuance thereunder from 600,000 to 1,200,000.

Stock awards under the Restricted Stock Award Plan are designed to:

•more closely align Named Executive Officer and stockholder interests;
•reward key employees for building stockholder value;
•reward long-tenured drivers and other employees for their contributions over their years of service; and
•encourage long-term investment in the Company by the Named Executive Officers.

The Compensation Committee believes that stock ownership by management is beneficial to stockholders. Through the Restricted Stock Award Plan, we seek to provide Named Executive Officers and other key employees with incentive to maximize long-term stockholder value, with grants of restricted stock awards from time to time. For purposes of making awards, the Compensation Committee considers the following factors individually or collectively: (1) the Company's operating performance, (2) the executive officer's team-building skills, (3) the executive officer's individual performance and responsibilities, (4) the executive officer's past performance and contributions towards our goals and objectives, (5) tenure with the Company, and (6) the executive officer's potential with the Company. The Compensation Committee believes Mr. Gerdin's significant beneficial ownership of our common stock aligns his interests with those of our other stockholders and therefore has not historically granted equity awards to Mr. Gerdin.

Stock Ownership and Holding Guidelines. We have stock ownership and holding guidelines to more fully align the interests of our Named Executive Officers with those of our stockholders. The guidelines are designed to require our Named Executive Officers to build or maintain certain stock ownership over time through the retention of equity grants. The Named Executive Officer stock ownership guidelines require the Chief Executive Officer to own a multiple of five times base salary while the other Named Executive Officers have required stock ownership of a multiple of one times base salary.

Tuition Plan. We maintain a tuition award program for the children of all our legacy Heartland full-time office and shop employees, including executive officers. Eligibility for benefits under the Tuition Plan requires a minimum of five years of service with the Company for partial benefits to begin and ten years of service for full vesting. Annual cash contributions to fund the program are based upon our performance. Cash contributions, once made, are designated as restricted cash earmarked to pay future benefits to our employees. During 2025, we contributed $312,000 to the program, based upon our 2024 performance. Subject to certain limitations, the maximum benefit for employees hired prior to August 2001 is tuition, room and board while the benefit for employees hired after is limited to tuition. As a result of date of hire, the benefit to Mr. Helmich and Mr. Strain was limited to tuition only while the benefit to Mr. Gerdin includes tuition, room and board. Plan payments to our Named Executive Officers are included in the All Other Compensation column of the Summary Compensation Table.

Retirement Plan. We have a Retirement Savings Plan for substantially all employees who have completed three months of service and are 19 years of age or older. Employees may make 401(k) contributions subject to Internal Revenue Code limitations. The Retirement Savings Plan provides for a limited matching contribution. All plan participants are eligible to participate in plan features, including employer matching contributions. Highly compensated employees' participation is on a limited basis. The Named Executive Officers are eligible to participate in the Retirement Savings Plan. Matching contributions to our Named Executive Officers are included in the All Other Compensation column of the Summary Compensation Table.
Deferred Compensation Plan. We have a non-qualified deferred compensation plan ("DC Plan") primarily for those with limited participation in our qualified retirement plan due to being highly compensated employees as determined by Code limitations. We offer the DC Plan to allow employees to set aside a portion of their income for retirement on a pre-tax basis. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The Named Executive Officers were eligible to participate in the DC Plan. We also have the ability to make contributions to the DC Plan, which are discretionary. Discretionary contributions made for Named Executive Officers are subject to the approval of the Compensation Committee. There were no discretionary Company contributions made to the DC Plan during 2025. Employees are fully vested in amounts they contribute to the plan but discretionary contributions are unvested and are subject to forfeiture until the employee reaches the age of fifty-five, at which time these contributions vest over the next ten years. Discretionary contributions fully vest in the event of death, disability, or change in control, if not otherwise fully vested. Contributions under the DC Plan are intended to attract and retain qualified executives and to reward our executives for contributions to Company performance.

Participants may elect to defer up to 100% of their salary, and any cash bonus, if applicable, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a trust account for the purpose of administering and providing for payment of the deferred compensation under this plan. The investment of contributions are self-directed by participants within an established array of money market, equity funds, fixed income mutual funds or individual stocks at the participant's direction. Investment in Heartland Express, Inc. stock is prohibited under the DC Plan. We do not pay interest or other earnings on the invested contributions. Earnings are generated by the investments selected by the participants. Therefore, earnings on the respective accounts are not deemed to be above-market value. The aggregate earnings on these investments, by each Named Executive Officer who is a participant in the DC Plan, are included in the Nonqualified Deferred Compensation table set forth herein and are attributable to the specific investments selected by each participant. Participants may change the designation of their salary deferral percentage at such times as mutually agreed by the parties but the change is only effective at the beginning of each plan year. Participants can change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate vested balances of the participants are distributable, when any of the following occur, based on the participants' individual election: six months following the participant's termination of employment; a change in control (as discussed below in "Compensation Discussion and Analysis - Potential Payments upon Change in Control"); the participant's death or disability; or obtaining retirement age. The DC Plan provides for distributions to be made in either a lump sum amount or installments at the election of the participant.

Compensation Paid to Our Named Executive Officers During 2025

A summary of the Compensation Committee's considerations for setting the compensation for 2025 earned by or paid to those persons who were at any time during 2025 our Named Executive Officers are set forth below. The Compensation Committee evaluates and sets the compensation of the Chief Executive Officer differently than it does the other Named Executive Officers.

Compensation of the Chief Executive Officer. Mr. Michael J. Gerdin serves as the Chief Executive Officer. The Compensation Committee recognized Mr. Gerdin's substantial responsibility and continued contribution to our operating performance, operating margin, revenue, net income, and attainment of our goals. The Compensation Committee believed that Mr. Gerdin's salary was reasonable compared to similarly situated executives within our Peer Group, and that as a direct and indirect holder of a significant amount of our common stock, Mr. Gerdin receives an incentive through exposure to the market value of our common stock and the receipt of any cash dividends payable in respect of the Company's common stock. Mr. Gerdin's ownership interest has the effect of maintaining a direct link between to the Company's performance and Mr. Gerdin's wealth before consideration of the elements of his compensation. Mr. Gerdin received no additional equity compensation and the only non-equity compensation received was through the Tuition Plan.

Compensation of The Other Named Executive Officers. The other Named Executive Officers are compensated through salary and periodically through incentive compensation and equity grants. The Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels within our Peer Group to determine the compensation levels for Named Executive Officers. The Chief Executive Officer recommends to the Compensation Committee the compensation levels and forms for the other Named Executive Officers. The form of compensation for 2025 was consistent with past years, with compensation consisting primarily of base salary. We pay base salaries that we believe are competitive in comparison to industry standards and the local business environment. In addition, we rely on conservative operating principles and generally do not implement compensation elements for Named Executive Officers or other employees that would create incentives to take undue risks. For each of the Named Executive Officers, the Compensation Committee considered, among other things, the financial and operating results during 2024, the duties and responsibilities of each executive, restricted stock awards previously granted under the Restricted Stock Award Plan and the length of time each executive has been with the Company, as further described in Named Executive Officer's biography found in "Corporate Governance and the Board of Directors - Named Executive Officers."

The base salaries of our Named Executive Officers during 2025 were as follows:

Name and Principal Position	Annualized Salary ($)(1)
Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President, and Director	1,050,000
Mr. Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer	364,000
Mr. Kent D. Rigdon, Chief Operating Officer	327,600
Mr. David P. Millis, Director and Millis Transfer President	190,424
Mr. Joshua S. Helmich, Chief Administrative Officer and Secretary	286,000

(1)	Any differences between salary reported below and salary rates reported elsewhere in this Proxy Statement are attributable to payroll timing differences.

On January 1, 2025, the Compensation Committee recognized the contributions of Mr. Strain, Mr. Rigdon, and Mr. Helmich by granting them each 1,000 shares from the Stock Award plan. Of the 1,000 restricted shares granted to each of the aforementioned Named Executive Officers, 250 shares immediately vested, 250 shares vested on April 1, 2025, 250 shares vested on July 1, 2025, and 250 shares vested on October 1, 2025. On October 22, 2025, the Compensation Committee approved the grant of 11,947 shares of immediately vested stock to Mr. Millis, which had an approximate grant date fair value of $100,000. In deciding to make this grant, the Compensation Committee considered the base salary of Mr. Millis compared to the other Named Executive Officers.

Except as provided by the terms of the DC Plan and award notices under the Restricted Stock Award Plan, there are generally no employment contracts, termination of employment agreements, change in control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination. Employer contributions under the DC Plan immediately vest in the event of a change in control of the Company. Awards granted under the Restricted Stock Award Plan includes double trigger provisions, whereupon within a period of twenty-four (24) months following the consummation of a change in control vesting only occurs if the participant's employment or services is terminated without cause or for good reason. See "Compensation Discussion and Analysis - Potential Payments upon Change in Control" for additional details. We did not make any contributions under the DC Plan to our Named Executive Officers in 2025. See "Summary Compensation Table" for matching Retirement Savings Plan contributions.

The Role of Stockholder Say-on-Pay Vote. At our 2025 Annual Meeting, the stockholders had the opportunity to cast an advisory vote on the compensation of the executive officers (a "say-on-pay" proposal) as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 97.4% of the votes cast on that proposal. The Compensation Committee believes this affirms stockholders' strong support of our approach to executive compensation and did not change its approach to executive compensation following this advisory stockholder vote. A say-on-pay advisory vote has been included as Proposal 3 for the Annual Meeting. Accordingly, the Compensation Committee will continue to consider the outcome of the say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

During the 2023 Annual Meeting, our stockholders also had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often we should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years, or every three years. The Board recommended holding a say-on-pay vote every year. The frequency receiving the highest number of votes was every year and therefore, the say-on-pay vote will take place each year until the next vote on say-on-frequency, which will take place at our 2029 Annual Meeting.
Compensation Decisions with Respect to 2026. The Compensation Committee annually reviews and considers increases in the base salaries of the Named Executive Officers, as well as the possibility of granting restricted stock awards, based on performance, current compensation, and responsibilities, as described above. As of April 2, 2026, the Compensation Committee had not considered any changes to the salaries of or equity grants to the Named Executive Officers for 2026. Nevertheless, the Compensation Committee may consider such changes or grants in the future.

Potential Payments upon Change in Control. As noted above, we generally do not have any employment contracts, termination of employment agreements, change in control agreements, or other arrangements with any of the Named Executive Officers. However, as discussed above, under certain circumstances in which there is a change in control of the Company, employer contributions to the DC Plan immediately become fully vested, and unvested stock under the Restricted Stock Award Plan includes double trigger change in control provisions. In addition, under the DC Plan upon a change in control, employees can change elections on the timing of distributions, which could result in immediate payment of all contributions.

The estimated value of restricted stock granted under the Restricted Stock Award Plan and contributions under the DC Plan that would have vested for the Named Executive Officers who were serving as of December 31, 2025, under the respective acceleration scenarios described above is set forth in the table below. The value for the accelerated restricted stock is zero as there was no unvested restricted shares as of December 31, 2025. Payments upon a change in control under the DC Plan may be made in installments or a lump sum at the election of the participant.

Name	Value of Accelerated Restricted Stock ($)	Value of Accelerated Contributions to Non-Qualified Deferred Compensation Plan ($) (1)
Mr. Michael J. Gerdin	—	189,807
Mr. Christopher A. Strain	—	790,024
Mr. Kent D. Rigdon	—	984,522
Mr. David P. Millis	—	—
Mr. Joshua S. Helmich	—	306,685

(1)	This column represents the aggregate vested and unvested deferred compensation account balance at December 31, 2025

Chief Executive Officer Pay Ratio. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the Chief Executive Officer ("CEO").

The CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In 2023 we identified the median employee by examining the total annual compensation for all individuals, except the CEO, who were employed by us and our consolidated subsidiaries as of December 31, 2023, the last day of our fiscal year. For 2025, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, except to annualize the compensation for full-time and part-time employees that were not employed by us for all of 2025.

Mr. Gerdin, the CEO, had 2025 annual total compensation of $1,070,362 as reflected in the Summary Compensation Table included in this proxy statement. The median employee's annual total compensation for 2025 was $57,151. As a result, we estimate that Mr. Gerdin's 2025 annual total compensation was approximately 19 times that of our median employee.

PAY VERSUS PERFORMANCE

The following is a tabular presentation of pay vs performance presenting certain information regarding the compensation earned by the Chief Executive Officer (our Principal Executive Officer (or "PEO")) and the Named Executive Officers (or "NEO's"), and comparing such information to a "total shareholder return" (or "TSR") measure.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total Non-PEO NEO's(3) ($)	Average Compensation Actually Paid to Non-PEO NEO's(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(7)($)	Operating Ratio(8) (%)
					TSR(5) ($)	Peer Group TSR(6) ($)
2025	1,070,362	1,070,362	335,930	334,745	52.97	121.32	(52.5)	107.1%
2024	1,070,507	1,070,507	365,517	360,911	65.24	130.48	(29.7)	101.9%
2023	1,012,483	1,012,483	408,884	409,249	82.36	135.21	14.8	96.5%
2022	839,665	839,665	340,087	342,053	88.13	123.45	133.6	80.5%
2021	797,900	797,900	254,162	252,011	96.12	138.07	79.3	82.6%

(1)	Reflects compensation amounts reported in the Summary Compensation Table (the “SCT”) for our PEO, Michael J. Gerdin, for the respective years shown.
(2)	For 2025, 2024, 2023, 2022, and 2021, the only compensation received by Mr. Gerdin was reported in the “Salary” and “All Other Compensation” columns of the SCT and Mr. Gerdin does not receive any stock awards from the Company. Therefore, no adjustments were made to determine the compensation actually paid to Mr. Gerdin.
(3)	The following non-PEO named executive officers are included in the average figures shown:
2025: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Joshua S. Helmich.
2024: Christopher A. Strain, Kent D. Rigdon, David P. Millis, Michael P. Donovan and Joshua S. Helmich.
2023: Christopher A. Strain, Kent D. Rigdon, David P. Millis, Todd A. Smith and Michael P. Donovan.
2022: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Todd A. Smith.
2021: Christopher A. Strain, Kent D. Rigdon, David P. Millis and Jo A. Borden.
(4)	To calculate the compensation actually paid for our non-PEO NEOs, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Deduct Stock and Option Awards Reported in the Summary Compensation Table ($)	Add YE Fair Value of Awards Granted During the Covered FY that are Outstanding and Unvested as of the End of the Covered FY ($)	Add Change in Fair Value as of the End of the Covered FY for Awards Granted in a Prior FY that are Outstanding and Unvested as of the Covered FY ($)	Add Vesting-Date Fair Value of Awards Granted During the Covered FY that Vested During the Covered FY ($)	Add Change in Fair Value as of the Vesting Date for Awards Granted in a Prior FY that Vested During the Covered FY ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	335,930	(33,219)	—	—	32,034	—	334,745
2024	365,517	(84,876)	—	—	84,876	(4,606)	360,911
2023	408,884	(22,967)	10,712	(2,160)	12,721	2,059	409,249
2022	340,087	(51,039)	12,886	—	40,119	—	342,053
2021	254,162	(2,511)	—	(320)	2,511	(1,831)	252,011

(5)	The total shareholder returns assumes that $100 was invested on December 31, 2020 in the Company and that dividends were reinvested when and as paid.
(6)	The Peer Group TSR assumes that $100 was invested on December 31, 2020 in the Peer Group made up of the six companies listed in the Compensation Discussion and Analysis section of this proxy statement (Covenant Logistics Group, Inc., Knight-Swift Transportation Holdings Inc., Marten Transport, Ltd., PAMT Corp., Schneider National, Inc., and Werner Enterprises, Inc.) and that dividends were reinvested when and as paid.

(7)	Reflects Net Income in the Company’s Consolidated Statements of Comprehensive Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(8)	Our company-selected measure is Operating Ratio, which is described below.

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the cumulative total shareholder return of the Company and the Peer Group for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s net income for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s Operating Ratio for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

Tabular Disclosure of the Most Important Measures to Link Compensation Actually Paid for 2025 to Company Performance

The following three financial metrics were the most important measures used to link compensation actually paid for 2025 to Company Performance. Please see the Compensation Discussion and Analysis section for a further description of the metrics used in the Company's executive compensation program.

Total Shareholder Return - Key metric in determining salary and equity awards. This metric, which compares Company TSR to the TSR of comparable publicly traded peers operating in the transportation industry. The Compensation Committee utilizes this metric for decisions on base salary and equity awards as discussed in the “Compensation Discussion and Analysis.

Net Income - Key metric in determining salary and equity awards.

Operating Ratio - Key metric in determining salary and equity awards and is defined as operating expenses as a percentage of operating revenues. The Compensation Committee believes that this metric represents the overall operating effectiveness of the Company, as compared to other publicly traded trucking companies, and is an important measure to be considered when making decisions on salary and equity awards.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2025 awarded to, earned by, or paid to those persons who were our Named Executive Officers. There was no other compensation paid to our Named Executive Officers other than as detailed below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director	2025	1,050,000	—	—	20,362 (3)	1,070,362
	2024	1,050,410	—	—	20,097 (3)	1,070,507
	2023	980,577	—	—	31,906 (3)	1,012,483
Mr. Christopher A. Strain, Vice President of Finance, Treasurer, and Chief Financial Officer	2025	364,000	—	10,960	17,433 (3)(5)	392,393
	2024	364,170	—	—	8,729 (3)	372,899
	2023	331,160	—	—	—	331,160
Mr. Kent D. Rigdon, Chief Operating Officer	2025	327,600	—	10,960	6,552 (5)	345,112
	2024	327,840	—	—	15,492 (3)	343,332
	2023	314,630	—	—	19,810 (3)	334,440
Mr. David P. Millis, Director and Millis Transfer President	2025	190,424	—	99,996	4,420 (5)	294,840
	2024	190,824	—	98,218	6,610 (5)	295,652
	2023	176,965	28,560 (4)	114,837	8,123 (5)	328,485
Mr. Joshua S. Helmich, Chief Administrative Officer and Secretary(6)	2025	286,000	—	10,960	14,416 (3)(5)	311,376
	2024	286,180	—	—	12,589 (3)(5)	298,769

(1)	Any differences between salary reported below and salary rates reported elsewhere in this Proxy Statement are attributable to payroll timing differences.
(2)	This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation, FASB ASC Topic 718. The amount reflects the accounting expense to be recognized over the vesting period of the restricted stock award, and does not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.
(3)	Amounts reflect payments made under our Tuition Plan as discussed in the Compensation Discussion and Analysis.
(4)	Prior to 2024, Mr. Millis' compensation included discretionary cash bonuses as a component of his compensation. These bonuses were compensation components established prior to the Company acquiring Millis Transfer. No Named Executive Officers received cash bonuses in 2024 or 2025.
(5)	Amounts reflect Company contributions under the 401(k) Plan.
(6)	Mr. Helmich was not a Named Executive Officer in 2023.

Narrative to Summary Compensation Table

See "Compensation Discussion and Analysis" for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended December 31, 2025. The awards detailed in the table below were discretionary and were not related to any performance-based criteria that would change the amount of the award.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (1)
Mr. Michael J. Gerdin	—	—	—
Mr. Christopher A. Strain	January 1, 2025	1,000 (2)	10,960 (3)
Mr. Kent D. Rigdon	January 1, 2025	1,000 (2)	10,960 (3)
Mr. David P. Millis	October 22, 2025	11,947 (4)	99,996 (5)
Mr. Joshua S. Helmich	January 1, 2025	1,000 (2)	10,960 (3)

(1)	This column represents the aggregate grant date fair value of restricted stock grants computed in accordance with the Financial Accounting Standards Board authoritative guidance on stock-based compensation, FASB ASC Topic 718.
(2)	Represents the number of shares under new awards granted during 2025. One quarter of the shares underlying this grant, or 250 shares, vested on January 1, 2025. The remainder of the shares underlying this grant vested in three equal installments on April 1, 2025, July 1, 2025, and October 1, 2025.
(3)	The amount was determined based on the market closing price of the stock on the January 2, 2025 the first trading date following the grant date, which was $10.96 per share.
(4)	Represents the number of shares under new awards granted during 2025. All of the shares vested on October 22, 2025.
(5)	The amount was determined based on the market closing price of the stock on the October 22, 2025 grant date, which was $8.37 per share.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity grants held as of December 31, 2025 by the Named Executive Officers.

Stock Vested

The following table sets forth information concerning the values realized upon vesting of restricted stock for the fiscal year ended December 31, 2025. The stock awards were contingent upon the recipient’s continued employment through each vesting date.

	Stock Awards Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Michael J. Gerdin	—	—
Mr. Christopher A. Strain	1,000 (1)	9,380
Mr. Kent D. Rigdon	1,000 (1)	9,380
Mr. David P. Millis	11,947 (2)	99,996
Mr. Joshua S. Helmich	1,000 (1)	9,380

(1)	Represents 250 shares of stock vested on January 1, 2025; 250 shares of stock vested on April 1, 2025; 250 shares of stock vested on July 1, 2025; and 250 shares of stock vested on October 1, 2025, upon achieving service requirements. The value realized on vesting was based on the closing price of $10.96 on January 2, 2025, the first trading date following the January 1, 2025 vesting date, $9.30 on April 1, 2025, $8.93 on July 1, 2025, and $8.33 on October 1, 2025, the respective vesting dates.
(2)	Represents 11,947 shares of stock vested on October 22, 2025. The value realized on vesting was based on the closing price of $8.37 on the October 22, 2025 vesting date.

Nonqualified Deferred Compensation

The following table provides information with respect to the DC Plan as discussed in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." The amounts shown include compensation earned and deferred in current and prior years, and earnings on, or distributions of, such amounts.

Name	Executive Employee Contributions in 2025 ($) (1)	Aggregate Earnings (Loss) in 2025 ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2025 ($)
Mr. Michael J. Gerdin	—	(37,135)	—	189,807
Mr. Christopher A. Strain	47,320	76,187	—	790,024
Mr. Kent D. Rigdon	39,000	107,749	—	984,522
Mr. David P. Millis	—	—	—	—
Mr. Joshua S. Helmich	28,607	38,858	—	306,685

(1)	Represents contributions made by the Named Executive Officer to the DC Plan. The amount contributed by each Named Executive Officer is included in the “Salary” column of the Summary Compensation Table.
(2)	Represents earnings on amounts contributed to the DC Plan based on the investment options chosen by the individual Named Executive Officer, none of which represents an above-market return.

Narrative to Nonqualified Deferred Compensation

A complete description of the DC Plan is included in "Compensation Discussion and Analysis - Elements of Compensation - Deferred Compensation Plan." Under the terms of the DC Plan, in the event of a change of control of the Company, the employer contributions to this plan immediately become fully vested as described in "Compensation Discussion and Analysis - Potential Payments upon Change in Control."

Director Compensation

The following table provides information concerning the compensation of all directors for the fiscal year ended December 31, 2025. Mr. Gerdin and Mr. Millis do not receive compensation as directors that is separate from their compensation as employees of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Dr. Benjamin J. Allen	73,000	—	73,000
Mr. James G. Pratt	78,500	—	78,500
Ms. Brenda S. Neville	68,500	—	68,500
Dr. Brenda M. Lantz	62,250	—	62,250
Ms. Amanda M. Hupfeld (joined in May 2025)	44,176	—	44,176

Narrative to Director Compensation Table

All non-employee directors are paid an annual cash retainer of $45,000, paid in quarterly installments of $11,250. Non-employee directors are paid additional compensation of $1,500 and $750 based on attendance at each regular board and committee meeting, respectively. Mr. Pratt is the Audit and Risk Committee chairperson and earned an additional $12,500 in 2025 for his service in this position. Dr. Allen, the Compensation Committee chairperson, earned an additional $7,000 in 2025 for his service in this position. Ms. Neville is the Nominating and Governance Committee chairperson and earned an additional $7,000 in 2025 for her service in this position. Ms. Hupfeld's annual cash retainer was prorated to reflect the period of time served on the Board during 2025.

The Restricted Stock Award Plan allows for stock awards to directors. Awards under the Restricted Stock Award Plan are designed to more closely align director and stockholder interests. We have stock ownership and holding guidelines to more fully align the interests of our directors with those of our stockholders. The director stock ownership guidelines require directors to own a multiple of three times the base annual cash retainer within four years. All directors are also reimbursed for expenses incurred related to travel associated with board meetings.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, MANAGEMENT AND OTHERS

The following table sets forth, as of March 16, 2026, the number and percentage of outstanding shares of common stock beneficially owned by each person known to beneficially own more than 5% of such stock, by each director and Named Executive Officers, and by all directors and executive officers as a group. The percent of ownership is based on 77,493,522 diluted shares of common stock outstanding as of March 16, 2026. Ms. Ann S. Gerdin and direct family members (Mr. Michael J. Gerdin, Ms. Angela K. Janssen, and Ms. Julie K. Durr), the "Gerdin Family" collectively own through respective direct ownership or various trusts controlled by the Gerdin Family beneficially own 45% of outstanding shares.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
	Mr. Michael J. Gerdin, Chief Executive Officer, Chairman, President and Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	32,132,162 (1)	41.5%
	Dr. Benjamin J. Allen, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	3,024	*
	Ms. Brenda S. Neville, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	3,429	*
	Mr. James G. Pratt, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	30,000	*
	Dr. Brenda M. Lantz , Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	—	*
	Ms. Amanda M. Hupfeld, Director
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	2,000	*
	Mr. David P. Spalding, Director Nominee
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	—	*
	Mr. David P. Millis, Director and Millis Transfer President
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	56,737	*
	Mr. Christopher A. Strain, Vice President of Finance, Treasurer and Chief Financial Officer
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	21,000	*
	Mr. Kent D. Rigdon, Chief Operating Officer
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	1,027	*
	Mr. Joshua S. Helmich, Chief Administrative Officer and Secretary
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	7,613	*
	Ms. Angela K. Janssen
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	17,436,618 (2)	22.5%
	Ms. Julie J. Durr
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	16,942,056 (3)	21.9%
	Ms. Ann S. Gerdin
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	6,401,352 (4)	8.3%
	Ann S. Gerdin Revocable Trust
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	6,401,352 (5)	8.3%
	2009 Gerdin Heartland Trust, UTA July 15, 2009
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	4,283,975	5.5%
	2007 Gerdin Heartland Trust
Common Stock	901 Heartland Way, North Liberty, Iowa 52317	5,003,805	6.5%

	BlackRock, Inc.
Common Stock	50 Hudson Yards, New York, New York 10001	6,293,357 (6)	8.1%
	All directors and executive officers as a group
Common Stock	(11 individuals)	32,264,979	41.6%

*	Less than one percent (1%)
(1)	Includes (i) 14,474,456 shares of common stock owned by grantor retained annuity trusts established by Ms. Ann S. Gerdin, the mother of Mr. Michael Gerdin (the "GRATS"), of which Mr. Michael Gerdin is trustee, (ii) 38,424 shares owned by four trusts established for the benefit of Mr. Michael Gerdin's children, of which Mr. Michael Gerdin is trustee (the "Michael Gerdin Children’s Trusts"), (iii) 1,936,276 shares of common stock owned by Gerdin Family Investments, LP ("GFI"), of which Mr. Michael Gerdin is a co-general partner, (iv) 5,003,805 shares of common stock owned by the 2007 Gerdin Heartland Trust (the "2007 Trust"), of which Mr. Michael Gerdin is a co-trustee, (v) 4,283,975 shares of common stock owned by the 2009 Gerdin Heartland Trust, UTA July 15, 2009 (the "2009 Trust"), of which Mr. Michael Gerdin is a co-trustee, (vi) 4,465,076 shares of common stock owned by the Ann S. Gerdin Revocable Trust (the "Ann Gerdin Trust," and with the 2007 Trust and the 2009 Trust collectively, the "Heartland Trusts"), of which Mr. Michael Gerdin is a co-trustee, (vii) 1,491,868 shares of common stock owned by the Michael J. Gerdin Revocable Trust, of which Mr. Michael Gerdin is trustee, and (viii) 438,282 shares of common stock owned by the Michael J. Gerdin Family Trust of which Mr. Michael Gerdin's spouse is trustee. As the trustee of the GRATS, the Michael Gerdin Children’s Trusts, and the Michael J. Gerdin Revocable Trust, Mr. Michael Gerdin has sole voting and dispositive power of all shares owned by the GRATS, the Michael Gerdin Children’s Trusts, and the Michael J. Gerdin Revocable Trust. Mr. Michael Gerdin has no pecuniary interest in any of the shares owned by the GRATS or the Michael Gerdin Children’s Trusts, other than an indirect remainder interest in the GRATS, if any, and disclaims beneficial ownership over such shares. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, he does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Mr. Michael Gerdin disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, he does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.
(2)	Includes (i) 38,424 shares owned by four trusts established for the benefit of Ms. Janssen's children, of which Ms. Janssen is trustee (the "Janssen Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Janssen is a co-general partner, (iii) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Janssen is a co-trustee, (iv) 4,283,975 shares of common stock owned by the 2009 Trust, of which Ms. Janssen is a co-trustee, (v) 4,465,076 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Janssen is a co-trustee, (vi) 8,813 shares owned by Ms. Janssen's husband, and (vii) 1,700,249 shares of common stock owned by the Angela K. Janssen Revocable Trust, of which Ms. Janssen is trustee. Ms. Janssen has sole voting power and dispositive power over shares owned by the Janssen Children’s Trusts and Angela K. Janssen Revocable Trust, but has no pecuniary interest in the Janssen Children's Trust shares and disclaims beneficial ownership. Ms. Janssen disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Janssen disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.
(3)	Includes (i) 38,424 shares owned by four trusts established for the benefit of Ms. Durr's children, of which Ms. Durr is trustee (the "Durr Children’s Trusts"), (ii) 1,936,276 shares of common stock owned by GFI, of which Ms. Durr is a co-general partner, (iii) 5,003,805 shares of common stock owned by the 2007 Trust, of which Ms. Durr is a co-trustee, (iv) 4,283,975 shares of common stock owned by the 2009 Trust, of which Ms. Durr is a co-trustee, (v) 4,465,076 shares of common stock owned by the Ann Gerdin Trust, of which Ms. Durr is a co-trustee, and (vi) 1,214,500 shares of common stock owned by the Julie J. Durr Revocable Trust, of which Ms. Durr is trustee. Ms. Durr has sole voting power and dispositive power over shares owned by the Durr Children’s Trusts and the Julie J. Durr Revocable Trust, but has no pecuniary interest in Durr Children's Trusts shares and disclaims beneficial ownership. Ms. Durr disclaims beneficial ownership of the shares owned by the Heartland Trusts, because as one of three co-trustees of the 2007 Trust and the 2009 Trust, and one of four co-trustees of the Ann Gerdin Trust, she does not have the power to vote or dispose of those shares without the consent of the other co-trustees. Ms. Durr disclaims beneficial ownership of the shares owned by GFI, because as one of the co-general partners, she does not have the power to vote or dispose of those shares without the consent of the majority of the other co-general partners.
(4)	Includes (i) 4,465,076 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.

(5)	Includes (i) 4,465,076 shares of common stock owned by the Ann Gerdin Trust and (ii) 1,936,276 shares of common stock owned by GFI, of which the Ann Gerdin Trust is a co-general partner. Beneficial ownership is disclaimed except to the extent of the beneficial owner’s pecuniary interest. As co-general partner of GFI, the Ann Gerdin Trust has shared voting and dispositive power over the shares owned by GFI. Beneficial ownership is disclaimed, because as one of the co-general partners, the Ann Gerdin Trust does not have the power to vote or dispose of those shares without the consent of one other co-general partner.
(6)	BlackRock, Inc. has sole voting power over 6,182,091 shares and sole dispositive power over 6,293,357 shares. Information for BlackRock, Inc. is based solely upon the Schedule 13G filed with the SEC on October 17, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own (directly or indirectly) more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports (including any amendments thereto) filed with the SEC during 2025 and written representations that no other reports were required during the year ended December 31, 2025, we believe that all our executive officers, directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements with respect year ended December 31, 2025, except (i) Ann S. Gerdin, the Ann S. Gerdin Revocable Trust, Ms. Janssen, and Ms. Durr jointly filed on March 25, 2025 a late Form 4 to disclose shares of restricted stock awarded to Ms. Janssen’s husband and (ii) Mr. Rigdon filed on July 3, 2025 a late Form 4 which included the disposition shares for which disposition records are no longer available.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit and Risk Committee Charter, our Audit and Risk Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit and Risk Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are fair and the extent of the related person's interest in the transaction. In 2025, the Company employed Brian Janssen who is the spouse of Angela K. Janssen, brother-in-law of Michael J. Gerdin and Julie K. Durr, and son-in-law of Ann S. Gerdin. Total compensation for Brian Janssen was $220,512, and includes his salary, stock awards, 401(k) company contributions, and payments under the Tuition Plan. No director may participate in any discussion or approval of an Interested Transaction for which he or she is a related party. If an Interested Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2026. The Audit and Risk Committee has also pre-approved the engagement of Grant Thornton LLP to provide federal tax return preparation, advisory and related services to the Company during 2026 and to audit our 401(k) benefit plans. Although ratification by the stockholders of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by law or by the Bylaws of the Company, (the "Bylaws"), the Audit and Risk Committee believes it is appropriate to seek stockholders' ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing our consolidated financial statements and the effectiveness of internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit and Risk Committee intends to reconsider its selection of an independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the resolution is approved, the Audit and Risk Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Other Fees

The following table shows the fees for professional services provided by Grant Thornton LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and 2024, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by Grant Thornton LLP for other services rendered during those periods:

	2025	2024
Audit Fees (1)	$759,064	$750,424
Audit-Related Fees (2)	48,500	45,000
Tax Fees (3)	110,431	99,949
All Other Fees	—	—
Total	$917,995	$895,373

(1)	Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm Grant Thornton LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for the fiscal years ended December 31, 2025 and 2024.
(2)	Audit-Related Fees consist of fees for 401(k) plan audits.
(3)	Tax Fees represent fees paid for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

Audit and Risk Committee Pre-Approval Policy

The Audit and Risk Committee approved all audit and non-audit services that Grant Thornton LLP was engaged to perform in advance of such engagement. There were no other specific policies or procedures relating to the pre-approval of services performed by Grant Thornton LLP. No audit-related, tax, or other non-audit services were approved by the Audit and Risk Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2025.

Audit and Risk Committee Review

The Audit and Risk Committee has reviewed the services rendered by Grant Thornton LLP during 2025 and has determined that the services rendered were compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The Audit and Risk Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit and Risk Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Audit and Risk Committee Report for Fiscal 2025

The Audit and Risk Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit and Risk Committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit and Risk Committee are independent as defined by Rule 5605(a)(2) of NASDAQ's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 5605(c)(2) of those standards. In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit and Risk Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. Rather, the Company’s management has primary responsibility for our financial statements and the overall reporting process, including maintenance of our system of internal controls. In its capacity as the Company's independent registered public accounting firm, Grant Thornton LLP is responsible for conducting an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing reports thereon.

In performing its duties, the Audit and Risk Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP and, in issuing this report, has relied upon the responses and information provided to the Audit and Risk Committee by management and Grant Thornton LLP. For the fiscal year ended December 31, 2025, the Audit and Risk Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP; (ii) reviewed with Grant Thornton LLP its judgment as to the quality and appropriateness of the Company’s accounting principles and the adequacy of our financial statement disclosures, (iii) discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit and Risk Committees issued by the PCAOB, (iv) received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton's communications with the Audit and Risk Committee concerning independence, (v) considered the compatibility of non-audit services with Grant Thornton LLP's independence, and (vi) discussed with Grant Thornton LLP its independence. During 2025 the Audit and Risk Committee also: (i) reviewed with management our major financial risk exposures and steps management had taken to monitor and control such exposure, (ii) reviewed the effectiveness of our systems for monitoring compliance with laws, regulations and our business conduct policies, (iii) reviewed in advance all transactions entered into with related parties which would require disclosure under Item 404 of Regulation S-K, and (iv) reviewed and reassessed the adequacy of the Audit and Risk Committee's charter.

Based on the foregoing reviews and meetings, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

By the Members of the Audit and Risk Committee:
James G. Pratt (Chairperson)
Ms. Amanda M. Hupfeld (Vice Chairperson)
Dr. Benjamin J. Allen

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We urge stockholders to read the "Compensation Discussion and Analysis" of this Proxy Statement for more information on our executive compensation policies and procedures. The Board has previously approved the 2025 compensation.

The following resolution is submitted for stockholder approval:

"RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating this vote, abstentions will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE NON-BINDING APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE AMENDMENTS TO THE HEARTLAND EXPRESS, INC. 2021 RESTRICTED STOCK AWARD PLAN

Overview

The Board and Compensation Committee are asking for stockholder approval of amendments to the Heartland Express, Inc. 2021 Restricted Stock Award Plan (the “Plan”) to (i) increase the number of shares of common stock available for issuance thereunder by an additional 600,000 shares, and (ii) make such other miscellaneous, administrative, and conforming changes as necessary.

The Company has not historically made annual equity grants to executive officers or directors. However, the Compensation Committee believes that in appropriate circumstances equity-based compensation is an important component of the Company’s compensation program and at times may be necessary to enable the Company to attract, motivate and retain certain qualified non-employee directors, employees and consultants through competitive compensation opportunities. The Compensation Committee further believes that providing such individuals with the opportunity to acquire or increase their ownership interests in the Company promotes alignment between the interests of these service providers and those of the Company’s stockholders by directly linking a meaningful portion of compensation to the creation of long-term stockholder value. In addition, the Company has at times offered equity-based compensation in connection with employee retirement incentive packages. The Board and Compensation Committee believe such compensation can help accomplish the Company’s workforce goals while conserving cash for other uses, such as dividends, internal and external investments, debt repayment, and other corporate purposes.

The Board and the Committee approved the proposed amendment to the Plan on February 12, 2026, and have recommended that stockholders approve the Plan. If approved by the stockholders the Plan will become effective immediately following the Annual Meeting on May 14, 2026.

Increase in Authorized Shares under the Plan

When the Plan was first approved in 2021, there were 600,000 shares of the Company’s common stock available for issuance under the Plan. As of March 16, 2026, there were 179,923 remaining shares of the Company’s common stock available for issuance in connection with future awards under the Plan. The Company anticipates that it will deplete these shares in the near term through equity grants to employees, including in connection with retirement incentive packages as the Company looks to accomplish its workforce goals.

In order to ensure that the Company will have a sufficient number of shares available under the Plan for anticipated awards to employees and directors in future years, the Board and Compensation Committee have approved an amendment to the Plan to increase the total number of shares of common stock authorized for issuance under the plan from 600,000 shares to 1,200,000 shares, for an incremental increase of 600,000 shares.

If approval of the Plan is not obtained at the Annual Meeting from our stockholders, the unamended Plan will remain in full force and effect; however, our ability to grant equity awards to attract, motivate, and retain new and existing key employees, directors, officers, consultants and eligible participants (each a “Participant”) would be limited. In that event, to remain competitive, the Company may be required to adopt additional cash or equity related compensation programs.

In deciding to increase the number of shares available for issuance under the Plan by 600,000 shares, the Board and Compensation Committee considered, among other factors:

•the approximately 179,923 shares currently available for issuance under the Plan;
•the number of shares necessary to attract, motivate, and retain qualified executive officers and other key personnel;
•the Company’s historical equity grant practices;
•the number of shares of common stock outstanding and the potential dilutive effects of awards under the Plan;
•the stock ownership guidelines for Named Executive Officers and directors;
•the effect of the market price of our common stock on the number of shares needed to provide sufficient shares for future anticipated grants; and
•the Company’s cash needs and future workforce strategy, as well as the role of equity-based awards in accomplishing this strategy.

Description of the Plan

Purpose of Plan. The purpose of the Plan is to encourage and enable certain employees, directors, and consultants of the Company to have an increased proprietary interest in the Company.

Plan Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Administrator"). In accordance with and subject to the provisions of the Plan, the Administrator will have the authority to determine all provisions of awards of restricted stock ("Awards"), including, without limitation, the following: (a) the Participants who will receive Awards; (b) the Awards to be made to each Participant (including the number of shares of the Company's common stock, par value $0.01 per share, to be subject to each Award); (c) the time or times when Awards will be granted; (d) the restrictions and other conditions (including, for example, the lapse of time) to which the vesting of Awards may be subject; and (e) the other terms and conditions and form of agreement to be entered into by the Company and the Participant in connection with such Award (the "Award Notice"). The Administrator may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Administrator deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing. The Administrator may revoke any such allocation or delegation at any time for any reason with or without prior notice. The decisions of the Administrator and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan. Neither the Administrator nor any member of the Company’s Board of Directors will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

Maximum Number of Shares Available. The maximum aggregate number of shares of common stock that will be available for issuance under the Plan will be one million two hundred thousand (1,200,000). Such number and kind of shares shall be appropriately adjusted in the event of any stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock.

Eligibility. All employees, directors and consultants of the Company, except for immediate family members of Ann S. Gerdin, will be eligible to participate in the Plan. The Administrator will select the individuals to participate in the Plan by determining the individuals who, in the judgment of the Administrator or its designee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company. As of March 16, 2026, approximately 3,512 individuals, which includes 6 executive officers, 5 non-employee directors, and 3,501 employees who were not executive officers, were eligible to participate in equity grants under the Plan.

Grant and Agreements. Each Award will be subject to such terms, conditions and restrictions, consistent with the other provisions of the Plan, as may be determined by the Administrator. Each Award may vary in its terms among Participants, as determined by the Administrator. Upon the granting of an Award to a Participant, the Company shall prepare and deliver to such Participant an Award Notice containing the specific terms and conditions of the Award, but in no event inconsistent with the Plan.

Restrictions on Transfer. Except as may be otherwise expressly permitted by the Award Notice evidencing an Award, no right or interest of any Participant in shares subject to an Award prior to the vesting of such shares will be assignable or transferable, or subjected to any lien, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

Payment of Withholding Taxes. The Company is entitled to require the Participant promptly to remit, or make other arrangements satisfactory to the Company for such payment, the amount necessary to satisfy the Participant's share of any and all federal, state and local withholding and employment-related tax requirements attributable to an Award to the Company before taking any action, including issuing any shares of common stock, with respect to an Award.

Rights of Participants. Subject to the terms, conditions, restrictions and limitations set forth in the applicable Award Notice, a Participant will have, with respect to shares of common stock (vested and unvested) issued to the Participant as an Award, all voting and dividend rights of a stockholder of the Company.

Plan Amendment, Modification and Termination. The Administrator may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Administrator may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Administrator may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required under the Securities Act of 1933 Securities, as amended, the Exchange Act, or the rules of any stock exchange or stock market on which the Company's securities are listed or traded. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

Change in Control. Full double trigger provisions are in place that could result in vesting of awards following a change in control. Within a period of twenty-four (24) months following the consummation of a Change in Control vesting only occurs if the participant's employment or services is terminated without Cause or Good Reason.

Federal Tax Consequences of the Plan. Generally, a grant under the Plan of shares of the Company's common stock that are subject to vesting and transfer restrictions will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to the Company at the time of the grant. Instead, the value of the shares will generally be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company would receive a deduction corresponding to the amount of compensation included in the recipient's income in the year in which that amount is so included. In accordance with applicable regulations, the Company will require the recipient to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the recipient nonetheless will be required to include in income the fair market value of the shares withheld.

This summary of the Plan is qualified in its entirety by reference to the text of the Plan, as proposed to be amended by this Proposal 4, a copy of which is included as Appendix A to this Proxy Statement. Appendix A shows proposed additions to the Plan in underlined text and proposed deletions to the Plan in stricken text. You are urged to read the actual text of the Plan in its entirety. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given to such terms in the Plan. In addition, the tax information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Participant may depend on his or her particular situation, each Participant should consult his or her tax adviser as to the federal, state, local, and other tax consequences of the grant of restricted stock award or the disposition of stock required as a result of an Award.

Plan Information

The following table sets forth certain information regarding grants of equity awards made under the Plan during 2025 to (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Future Awards, if any, that will be made to eligible Participants under the Plan are subject to the discretion of the Administrator. Accordingly, future grants of Awards under the Plan are not determinable.

	2025(1)
Name and Principal Position	Dollar Value (2)	Number of Equity Awards
Mr. Michael J. Gerdin	$-	-
Chief Executive Officer, Chairman, President, and Director
Mr. Christopher A. Strain	$10,960	1,000
Vice President of Finance, Treasurer, and Chief Financial Officer
Mr. Kent D. Rigdon	$10,960	1,000
Chief Operating Officer
Mr. David P. Millis	$99,996	11,947
Director and Millis Transfer President
Mr. Joshua S. Helmich	$10,960	1,000
Chief Administrative Officer and Secretary
Executive Group	$143,836	15,947
Non-Executive Director Group	$-	-
Employee Group	$1,677,943	170,394
Consultant Group	$-	-

(1)	Represents the 2025 grants that were granted at various dates during the year.
(2)	This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the recipients during 2025. The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2025, with respect to our compensation plans and other arrangements under which shares of our common stock are authorized for issuance. The number of shares of common stock reflected in column (c) of the following table is comprised entirely of shares available for future Awards under the Plan as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	46,125	-	189,923
Equity compensation plans not approved by stockholders	-	-	-
Total	46,125	-	189,923
(1)	Represents unvested restricted shares.
(2)	The weighted average stock price on the date of grant for outstanding restricted stock awards was $11.09, which is not reflected in column (b) because restricted stock awards do not have an exercise price.

Required Vote

The approval of the Plan requires the affirmative vote of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE HEARTLAND EXPRESS, INC. 2021 RESTRICTED STOCK AWARD PLAN.

PROPOSALS BY STOCKHOLDERS

Matters for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders
Stockholder proposals intended to be presented at the 2027 Annual Meeting must be received on or before December 3, 2026, to be eligible for inclusion in the proxy materials relating to the meeting. If, however, the date of the 2027 Annual Meeting is more than thirty days before or after May 14, 2027, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2027 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.
Matters for Consideration at the 2027 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials
We must receive in writing any stockholder proposals intended to be considered at the 2027 Annual Meeting, but not included in the proxy materials relating to the meeting, by February 16, 2027. Any such proposal received after February 16, 2027 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the 2027 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2027 Annual Meeting, but not received on or prior to the deadline described above.
Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations, and our Bylaws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Mr. Joshua S. Helmich, Secretary, Heartland Express, Inc., 901 Heartland Way, North Liberty, Iowa 52317.
Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must submit the notice required by Rule 14a-19 under the Exchange Act by March 15, 2027. However, if the date of the 2027 Annual Meeting is more than thirty days before or after May 14, 2027, then the deadline for submitting any such nomination is the later of sixty days prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

OTHER MATTERS

The Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

By order of the Board of Directors
/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
April 2, 2026

APPENDIX A

HEARTLAND EXPRESS, INC.
2021 RESTRICTED STOCK AWARD PLAN
(as amended through March 16, 2026)

1. Purpose. The purpose of the Heartland Express, Inc. 2021 Restricted Stock Award Plan, as amended from time to time (the "Plan") is to encourage and enable certain Employees, Directors, and Consultants of Heartland Express, Inc. (the "Company") or its Subsidiaries to have an increased proprietary interest in the Company. "Consultant" means the consultants, advisors, and independent contractors retained by the Company or its Subsidiaries. "Director" means a Non-Employee member of the Company’s Board of Directors. "Employee" means any person employed by the Company or its Subsidiaries on a full or part-time basis. "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more.

2. Plan Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Administrator"). In accordance with and subject to the provisions of the Plan, the Administrator will have the authority to determine all provisions of awards of restricted stock ("Awards"), including, without limitation, the following: (a) the Employees, Directors, and Consultants who will receive Awards (each, a "Participant"); (b) the Awards to be made to each Participant (including the number of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), to be subject to each Award); (c) the time or times when Awards will be granted; (d) the restrictions and other conditions (including, for example, the lapse of time) to which the vesting of Awards may be subject; and (e) the other terms and conditions and form of agreement to be entered into by the Company and the Participant in connection with such Award (the "Award Notice"). The Administrator may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the Chief Executive Officer, or other senior members of management as the Administrator deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing. The Administrator may revoke any such allocation or delegation at any time for any reason with or without prior notice. The decisions of the Administrator and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan. Neither the Administrator nor any member of the Company’s Board of Directors will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

3. Maximum Number of Shares Available. The maximum aggregate number of shares of Common Stock that will be available for issuance under the Plan will be ~~six hundred thousand (600,000)~~ one million two hundred thousand (1,200,000). ~~The Plan is separate from the 2011 Restricted Stock Award Plan (the "2011 Plan") and no shares remaining available under the 2011 Plan will be available for issuance under the Plan. The shares remaining available under the 2011 Plan will continue to be available for issuance under the 2011 Plan.~~ In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Administrator shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the number of shares to be issued pursuant to outstanding Awards, and/or any other affected terms of an Award or the Plan as the Administrator, in its sole discretion and without liability to any person, deems equitable or appropriate.

4. Eligibility. Persons eligible to participate in the Plan will be those Employees, Directors, and Consultants who, in the judgment of the Administrator or its designee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company; provided, that no immediate family member of Ann S. Gerdin shall be eligible to participate in the Plan.

5. Grant and Agreements. Each Award will be subject to such terms, conditions and restrictions, consistent with the other provisions of the Plan, as may be determined by the Administrator. Each Award may vary in its terms among Participants, as determined by the Administrator. Upon the granting of an Award to a Participant, the Administrator shall prepare and deliver to such Participant an Award Notice containing the specific terms and conditions of the Award, but in no event inconsistent with the Plan.

6. Restrictions on Transfer. Except as may be otherwise expressly permitted by the Award Notice evidencing an Award, no right or interest of any Participant in shares subject to an Award prior to the vesting of such shares will be assignable or transferable, or subjected to any lien, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

7. Evidence of Award. Any Award granted under the Plan may be evidenced in such manner as the Administrator deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Administrator deems appropriate. Upon the Participant's execution of the Award Notice, the Administrator shall transfer, or instruct the Company's transfer agent to transfer, to the Participant the shares awarded thereby through book-entry registration. Thereafter, the Participant shall be entitled to the rights but shall be subject to the forfeiture and transfer restrictions specified in the Award Notice.

8. Payment of Withholding Taxes. The Company is entitled to require the Participant promptly to remit, or make other arrangements satisfactory to the Company or a Subsidiary for such payment, the amount necessary to satisfy the Participant’s share of any and all federal, state, and local withholding and employment-related tax requirements attributable to an Award to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award.

9. No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment or other service of a Participant at any time. Further, the adoption of the Plan shall not be deemed to give any Employee, Director, or Consultant any right to be selected as a Participant or to be granted an Award. In addition, no Participant shall have at any time the right to receive any additional Awards.

10. Plan Amendment, Modification, and Termination. The Administrator may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Administrator may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Administrator may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required under the Securities Act of 1933, as amended from time to time, the Securities Exchange Act of 1934, as amended from time to time, or the rules of any stock exchange or stock market on which the Company’s securities are listed or traded. No termination, suspension, or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

11. Other Provisions. In all other respects, the provisions of the relevant Award Notice shall control disposition of the shares awarded.

12. Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

13. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

14. No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of stock in his or her name and such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

15. Change in Control. Subject to the terms and conditions provided in an Award Notice and other provisions of the Plan, the following provisions shall apply in the event of a Change in Control:

(a) To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments pursuant to Section 3 to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, existing vesting terms will continue to apply;

(b) To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award and the Participant’s employment or service is terminated without Cause or with Good Reason within twenty-four (24) months following the consummation of a Change in Control, any restrictions on Awards shall lapse and any unvested portion of such Award shall immediately vest in full.

As used herein, “Cause” for termination by the Company of any Participant's employment or service shall mean: (i) failure by Participant to perform the essential functions of Participant’s position with the Company, other than any failure resulting from Participant’s incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions; (ii) failure to comply with any lawful directive by the Company’s Board of Directors, it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of "Cause"; (iii) a material violation by Participant of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company; (iv) a breach of any fiduciary duty to the Company; (v) misconduct in the course and scope of employment by Participant that in any material respect is injurious to the financial condition or reputation of the Company and its Subsidiaries on a consolidated basis; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or in which the Company has an interest or any act of fraud or embezzlement against the Company or any of its respective customers or suppliers; (vii) a breach by Participant of any of the covenants contained in any employment, severance or other agreement applicable to the Participant, if any; (viii) the repeated use of alcohol or abuse of prescription drugs by Participant that interferes with Participant’s duties, the use of illegal drugs by Participant, or a violation by Participant of the drug and/or alcohol policies of the Company; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that in any material respect is injurious to the financial condition or reputation of the Company and its Subsidiaries on a consolidated basis; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude. For purposes of this definition following a Change in Control, the determination of "Cause" made by the Company’s Board of Directors must be made in good faith and will be binding on Participant.

As used herein, a "Change in Control" shall be deemed to have occurred when:

(i) Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than indirectly as a result of the Company’s redemption of its securities); provided, however, that in no event will a Change in Control be deemed to have occurred under this Section so long as (x) the combined voting power of shares beneficially owned by (A) the Company’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) members of the Ann Gerdin or Michael Gerdin family or their lineal descendants (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer Shares, exceeds 75% of the combined voting power of the Company’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of the Company’s outstanding securities and (y) the Company remains subject to the reporting requirements of the Exchange Act; or

(ii) The consummation of a merger or other business combination of the Company, a sale of 51% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (each, a “Transaction”) other than a Transaction immediately following which either (x) the stockholders of the Company and any trustee or fiduciary of any employee benefit plan sponsored or maintained by the Company immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii) Within any 365 day period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Company’s Board of Directors or the board of directors to any successor to the Company. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Company’s Board of Directors by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Company’s Board of Directors) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

As used herein, “Good Reason" means the occurrence of any of the following, without Participant’s express written consent, resulting in the termination of Participant’s employment or service with the Company:

(i) The material diminution in the overall scope of Participant’s duties, authorities and/or responsibilities from those held by Participant immediately prior to the time of a Change in Control, it being understood that the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties will not be considered a diminution; or

(ii) Written requirement for geographic relocation of the Participant’s assigned principal business location to a location greater than fifty (50) miles from the place of the Participant’s principal business location immediately prior to the time of a Change in Control; or

(iii) Diminution by ten percent (10%) or more of Participant’s annual base salary in effect immediately prior to the time of a Change in Control.

HEARTLAND EXPRESS, INC.
901 HEARTLAND WAY
NORTH LIBERTY, IOWA 52317-4726
ATTN: JOSHUA S. HELMICH

SCAN TO
VIEW MATERIALS & VOTE

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) M. Gerdin
02) B. Lantz
03) D. Spalding
04) B. Neville
05) J. Pratt
06) A. Hupfeld
07) D. Millis

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Independent Registered Public Accounting Firm of the Company for 2026.	☐	☐	☐
3. Advisory, non-binding vote, on executive compensation.	☐	☐	☐
4. To consider and vote upon a proposal to amend the Heartland Express, Inc. 2021 Restricted Stock Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000695581_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

HEARTLAND EXPRESS, INC.
Annual Meeting of Stockholders
May 14, 2026 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints M. Gerdin and J. Pratt as Proxies, each with the power to appoint his substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Heartland Express, Inc. held of record by the undersigned on March 16, 2026 at the Annual Meeting of Stockholders to be held at 8:00 AM, CDT on May 14, 2026 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no Direction is made, this Proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, and FOR proposal 4.

0000695581_2 R2.09.05.010

Continued and to be signed on reverse side